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                                     EXHIBIT 5

               Opinion and Consent of Brobeck, Phleger & Harrison LLP





                                     March 20, 1998


Atlantic Pharmaceuticals, Inc.
1017 Main Campus Drive, Suite 3900
Raleigh, NC  27606



          Re: Registration Statement for
              Offering of 59,783 Shares of Common Stock


Ladies and Gentlemen:

                   We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 59,783 shares of the Common Stock of Atlantic Pharmaceuticals, Inc. (the "Company") available for issuance under the Company's 1995 Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,


                                  /s/ Brobeck, Phleger & Harrison LLP

                                  BROBECK, PHLEGER & HARRISON LLP